



                                                        Three Months Ended                Six Months Ended
                                                   ------------------------------    ----------------------------
                                                     June 30,         June 30,        June 30,        June 30,
                                                       1998             1997            1998            1997
                                                   -------------    -------------    ------------    ------------

Basic net income per common share computation:
   Income available to common shareholders from
      continuing operations                           $  24,124        $  14,124       $  46,221       $  28,875
   Income available to common shareholders from
      discontinued operations                         $  12,634        $   9,762       $  23,113       $  16,473
                                                   -------------    -------------    ------------    ------------
   Average common shares outstanding                    110,576          101,520         107,922         101,035
                                                   =============    =============    ============    ============
   Basic income per common share from continuing
      operations                                      $    0.22        $    0.14       $    0.43       $    0.29
                                                   =============    =============    ============    ============
   Basic income per common share from discontinued
      operations                                      $    0.11        $    0.10       $    0.21       $    0.16
                                                   =============    =============    ============    ============
   Basic net income per common share                  $    0.33        $    0.24       $    0.64       $    0.45
                                                   =============    =============    ============    ============
Diluted net income per common share computation
   Income available to common shareholders
      from  continuing operations                     $  24,124        $  14,124       $  46,221       $  28,875
   Interest paid on convertible debt, net of tax
      benefit                                               928              928           1,856           1,856
                                                   -------------    -------------    ------------    ------------
   Income available to common shareholders and
      assumed conversions from continuing
      operations                                      $  25,052        $  15,052       $  48,077       $  30,731
                                                   -------------    -------------    ------------    ------------
   Income available to common shareholders
      from discontinued operations                    $  12,634        $   9,762       $  23,113       $  16,473
                                                   -------------    -------------    ------------    -----------
   Average common shares outstanding                    110,576          101,520         107,922         101,035
   Incremental shares from assumed conversions:
      Convertible debt                                    7,599            7,599           7,599           7,599
      Stock options                                       3,710            3,170           3,923           3,249
                                                   -------------    -------------    ------------    ------------
Diluted average common shares outstanding               121,885          112,289         119,444         111,883
                                                   -------------    =============    ============    ============
Diluted income per common share from continuing
   operations                                           $   0.21        $   0.13       $    0.40       $    0.27
                                                   =============    =============    ============    ============
Diluted income per common share from discontinued
   operations                                           $   0.10        $   0.09       $    0.19       $    0.15
                                                   =============    =============    ============    ============
Diluted net income per common share                     $   0.31        $   0.22       $    0.59       $    0.42
                                                   =============    =============    ============    ============
